                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            Castle Energy Corporation
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Richard E. Staedtler
 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            [CEC LETTERHEAD AND LOGO]








                                                               March 12, 1997




Dear Stockholder:

  You are cordially invited to attend the Annual Meeting ("Annual Meeting") of Stockholders of Castle Energy Corporation (the "Company") to be held on Wednesday, April 23, 1997, at 9:30 A.M., Eastern Daylight Time, at Doubletree Guest Suites, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania.

  At the Annual Meeting, you will be asked to consider and vote upon two matters, a proposal to elect the nominee named in the accompanying Proxy Statement as Director to serve for the period indicated and a proposal to appoint KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 1997.

  Whether or not you are personally able to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy as soon as possible. This action will not limit your rights to vote in person if you wish to attend the Annual Meeting.

                                          Sincerely,

                                          /s/ JOSEPH L. CASTLE II
                                         ------------------------------------
                                         Joseph L. Castle II
                                         Chairman and Chief Executive Officer

                            CASTLE ENERGY CORPORATION


                    Notice of Annual Meeting of Stockholders
                          to be held on April 23, 1997


                                                               March 12, 1997

To The Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Castle Energy Corporation, a Delaware corporation (the "Company"), will be held at Doubletree Guest Suites, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania, on Wednesday, April 23, 1997 at 9:30 A.M., Eastern Daylight Time, for the following purposes:

      1. To elect the nominee named in the Proxy Statement as Director to serve for the period indicated or until his successor has been elected.

      2. To consider and take action upon a proposal to appoint KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 1997.

      3. To transact any other business as may properly come before the Annual Meeting.

      Stockholders of record at the close of business on March 3, 1997 will be entitled to vote at the Annual Meeting.

         The Company's Annual Report to Stockholders for the fiscal year ended September 30, 1996 and quarterly report for the quarter ended December 31, 1996 accompanies the enclosed Proxy Statement.

         A complete list of stockholders entitled to vote at the Annual Meeting will be kept at the office of the Company, One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, Pennsylvania 19087, for examination by any Stockholder, during ordinary business hours, for a period of not less than ten days prior to the Annual Meeting.

                                        By Order of the Board of Directors

                                        /s/ JOSEPH L. CASTLE II
                                        -------------------------------------
                                        Joseph L. Castle II
                                        Chairman and Chief Executive Officer

IMPORTANT:    PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN
              THE SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS
              PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
              MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON,
              YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY
              STATEMENT.

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                 April 23, 1997


                                  INTRODUCTION

    The accompanying proxy is solicited by the Board of Directors of Castle Energy Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on April 23, 1997 and any adjournment or adjournments thereof (the "Annual Meeting"). When such proxy is properly executed and returned, the shares of the Company's Common Stock, par value $.50 per share ("Common Stock"), it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted "FOR" the election of the nominee to serve as Director for the term designated and "FOR" the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 1997. Any stockholder granting a proxy has the power to revoke it at any time prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting, or by execution of a later dated proxy; provided, however, that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

    The shares entitled to vote at the Annual Meeting consist of shares of Common Stock, with each holder of record as of the close of business on March 3, 1997 (the "Record Date") entitled to one vote for each such share held. As of the Record Date there were 5,827,946 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and accompanying proxy are being sent to stockholders of the Company on or about March 15, 1997.

    The address of the Company's principal executive offices is One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, Pennsylvania 19087, and the telephone number is (610) 995-9400.

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----
INTRODUCTION............................................................  1
PRINCIPAL HOLDERS OF VOTING SECURITIES..................................  3
SECURITY OWNERSHIP OF MANAGEMENT........................................  4
DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES.........................  5
EXECUTIVE COMPENSATION..................................................  7
    Summary Compensation................................................  7
    Option Grants in Last Fiscal Year (Year Ended September 30, 1996)...  7
    Option/SAR Exercises and Option/SAR Values..........................  7
    Employment Agreements...............................................  8
    Severance Agreements................................................  8
    1992 Executive Equity Incentive Plan................................  8
    Pension Plans.......................................................  9
    401(k) Plan.........................................................  9
    Section 16 Compliance...............................................  9
    Compensation Committee Interlocks and Insider Participation......... 10
    Board Compensation Committee Report on Executive Compensation....... 10
    Performance Graph................................................... 12
BOARD OF DIRECTORS AND BOARD COMMITTEES................................. 14
    Fiscal 1996 Board Meetings.......................................... 14
    Board Committees.................................................... 14
    Compensation of Directors........................................... 14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS:......................... 15
    TRANSACTIONS WITH MANAGEMENT AND OTHERS............................. 15
       Legal Fees....................................................... 15
       Management Fees.................................................. 15
       Exercise/Discharge of SARs....................................... 15
PROPOSAL TO ELECT DIRECTOR.............................................. 16
PROPOSAL TO APPOINT INDEPENDENT ACCOUNTANTS............................. 17
OTHER MATTERS........................................................... 17
VOTE REQUIRED........................................................... 17
STOCKHOLDER PROPOSALS................................................... 17
EXPENSES OF SOLICITATION................................................ 18

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth, as of March 3, 1997, the names of all persons who were known by the Company to be the beneficial owners (as defined in the rules of the Securities and Exchange Commission (the "Commission")), of more than five percent of the shares of Common Stock of the Company:

                                                       Amount and Nature of           Percent of
Name and Address of Beneficial Owner                  Beneficial Ownership(1)          Class(1)
------------------------------------                  -----------------------         ----------
FMR Corp.                                                  988,750(2)                   16.97%
82 Devonshire Street
Boston, Massachusetts 02109

Joseph L. Castle II and Sally W. Castle                    548,008(3)                    9.24%
One Radnor Corporate Center, Suite 250
100 Matsonford Road
Radnor, Pennsylvania 19087

Brandywine Asset Management, Inc.                          415,300(4)                    7.13%
3 Christina Center, 201 N. Walnut Street
Wilmington, Delaware 19801

Corbyn Investment Management, Inc.                         587,475(5)                   10.08%
Suite 108
2330 W. Joppa Road
Lutherville, Maryland 21093

---------------
(1) Based on a total of 5,827,946 shares of Common Stock issued and outstanding as of March 3, 1997. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included.

(2) These shares are beneficially owned by Fidelity Management & Research Company as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and as investment adviser to certain other funds which are generally offered to limited groups of investors. Based on information furnished by stockholder as of December 31, 1996, the most recent date as of which such information was so furnished.

(3) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 548,008 shares of Common Stock. Includes (a) 410,733 shares of Common Stock owned by Mr. Castle and 37,275 shares of Common Stock owned by Mrs. Castle; (b) 67,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $6.00 per share and (c) 32,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $12.25 per share.

(4) Based on information furnished by stockholder as of February 28, 1997, the most recent date as of which such information was so furnished.

(5) These shares are beneficially owned by a group consisting of Corbyn Investment Management, Inc., an investment adviser registered under the Investment Advisers Act of 1940 and Greenspring Fund, Inc., an investment company registered under the Investment Company Act of 1940 and for which Corbyn Investment Management, Inc. serves as investment adviser. Based upon information furnished by stockholder as of December 31, 1996.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of March 3, 1997, the shares of Common Stock beneficially owned by each of the Company's Chief Executive Officer and the two other executive officers of the Company whose annual salary and bonus exceeded $100,000 for the fiscal year ended September 30, 1996 (the "Named Executives"), by each Director and nominee for Director of the Company and by the Directors, nominee and executive officers of the Company as a group, with sole voting and investment power unless otherwise indicated:

                                                           Amount and Nature of           Percent of
Name of Beneficial Owner                                 Beneficial Ownership (1)        Class (1)(2)
------------------------                                 ------------------------       -------------
Joseph L. Castle II..................................           548,008(3)                    9.24%
William S. Sudhaus ..................................            10,000(4)
Richard E. Staedtler.................................            37,550(5)
Ryk J. Holden........................................            25,000(6)
Martin R. Hoffmann...................................             7,000(7)
Sidney F. Wentz......................................             5,000(8)
John P. Keller.......................................                 0
All Directors, Nominee and Executive Officers
as a group (8 persons)...............................           637,783                      10.60%

-------------
(1) Based on a total of 5,827,946 shares of Common Stock issued and outstanding as of March 3, 1997. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included.

(2)   Percentages of less than one percent are omitted.

(3) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 548,008 shares of Common Stock. Includes (a) 410,733 shares of Common Stock owned by Mr. Castle and 37,275 shares of Common Stock owned by Mrs. Castle; (b) 67,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $6.00 per share; and (c) 32,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $12.25 per share.

(4) Represents (a) 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Sudhaus at $11.00 per share and (b) 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Sudhaus at $11.25 per share.

(5) Represents 37,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $13.125 per share and 50 shares of Common Stock owned by Mr. Staedtler.

(6) Represents shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Holden at $11.25 per share.

(7) Represents (a) 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Hoffmann at $11.25 and
      b) 2,000 shares owned by an individual retirement account for the benefit of Mr. Hoffmann.

(8) Represents shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Wentz at $11.25 per share.

                 DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

      The Directors and executive officers of the Company and its significant subsidiaries are as follows:

                  Name                          Age                                Position(s)
                  ----                          ---                                -----------
Directors of the Company
------------------------
Joseph L. Castle II ....................        64          Chairman of the Board and Chief Executive Officer of the
                                                            Company

William S. Sudhaus......................        48          Director

Sidney F. Wentz.........................        64          Director

Martin R. Hoffmann......................        64          Director

John P. Keller..........................        57          Nominee for Director

Executive Officer of the Company
--------------------------------
Richard E. Staedtler....................        52          Senior Vice President, Chief Financial Officer and Chief
                                                            Accounting Officer of the Company

Executive Officers of Significant
Subsidiaries of the Company
----------------------------------
Ryk J. Holden...........................        38          President of CEC Gas Marketing L.P. ("Marketing"), a
                                                            wholly-owned subsidiary of the Company

Harold W. Hawkins.......................        46          President of Castle Texas Pipeline L.P. ("Pipeline") and
                                                            Castle Texas Production L.P. ("Production"), wholly-
                                                            owned subsidiaries of the Company

Timothy M. Murin........................        41          President of Castle Exploration Company, Inc ("CECI"),
                                                            a wholly-owned subsidiary of the Company

      A description of the business experience of each of the directors, executive officers of the Company and executive officers of significant subsidiaries of the Company is as follows:

      Directors of the Company

      Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993 when he reassumed his position as Chairman of the Board. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Comcast Corporation, and Mark Centers Trust, a real estate investment trust, and Chairman of the Board of Charming Shoppes, Inc.

      William S. Sudhaus has been a director of the Company since February 1993. Mr. Sudhaus served as Executive Vice President of the Company since February 1993 and as President and Chief Operating Officer of the Company since December 1993. In addition, Mr. Sudhaus served as the Chairman and Chief Executive Officer of Indian Refining Limited Partnership ("IRLP"). Mr. Sudhaus also served as Chairman and Chief Executive Officer of Powerine Oil Company ("Powerine") from October 1993 to February 1995. Mr. Sudhaus was also the Chairman and Chief Executive Officer of CORE Refining Corporation ("CORE") from March 1995. See "Certain Relationships and Related Transactions." Effective January 1, 1996, Mr. Sudhaus resigned from all positions with the Company and its subsidiaries except that of Director of the Company and formed TALON Resources Corporation. Mr. Sudhaus is currently President of TALON Resources Corporation. Mr. Sudhaus is not standing for reelection as a Director at the Annual Meeting. (See "Certain Relationships and Related Transactions - Transactions with Management and Others".)

      Sidney F. Wentz has been a director of the Company since June 1995. Mr. Wentz has been Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy, since June 1989. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Ace Limited, a Bermuda-based insurance company, and a trustee for Morristown Memorial Hospital and Drew University.

      Martin R. Hoffmann has been a director of the Company since June 1995. Mr. Hoffmann is of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He has been a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology since 1993 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Prior to assuming this position, Mr. Hoffmann practiced law as Managing Partner of the Washington, D.C. office of Gardner, Carton and Douglas from 1977 to 1989. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is a Director of Sea Change Technology, Inc. of Maynard, Massachusetts and Mitretek Systems of McLean, Virginia.

      John P. Keller is the nominee for director whose term will expire at the 2000 Annual Meeting. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994 Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Old Kent Financial Corporation.

      Executive Officer of the Company

      Richard E. Staedtler has been Senior Vice President and Chief Financial Officer of the Company since November 1994. Mr. Staedtler served as a Director of the Company from 1986 through September 1992, and as Chief Financial Officer of the Company from 1984 through June 1993, when he formed Terrapin Resources, Inc. ("Terrapin") to purchase Minden Energy Corporation, then a wholly-owned subsidiary of the Company. Mr. Staedtler also serves as President of Terrapin, which provides certain administrative services to the Company. See "Certain Relationships and Related Transactions -- Transactions with Management and Others."

      Executive Officers of Significant Subsidiaries of the Company

      Ryk J. Holden was President of Marketing, a wholly-owned subsidiary of the Company engaged in gas marketing and gas merchant activities. Mr. Holden became President of Marketing in January 1995. From February 1993 until January 1995, Mr. Holden was a Vice President of Business Development and Supply of MG Natural Gas Corp. ("MGNG"), a subsidiary of Metallgesellschaft Corp. ("MG") and President of MG Gathering Corp. ("MGG"), an indirect subsidiary of MG. From December 1987 through January 1993, Mr. Holden held various positions with ENRON Corp. In January 1997 Mr. Holden resigned.

      Harold W. Hawkins became President of Pipeline in July 1995 and President of Production in January 1997. From December 1992 until July 1995, Mr. Hawkins was the Manager of Operations for MGG. From 1972 until 1993, Mr. Hawkins was employed in various supervisory roles by Atlantic Richfield Company ("ARCO").

      Timothy M. Murin has been the President of Castle Exploration Company, Inc., a wholly-owned exploration and production subsidiary ("CECI") since June 1993. From August 1986 to June 1993, Mr. Murin served as the Vice President - Exploration and Production of CECI.

                             EXECUTIVE COMPENSATION

Summary Compensation

      The following table summarizes all compensation earned by the Named Executives for the Company's fiscal years ending September 30, 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                     Compensation
                                                                                        Awards
                                                                                     ------------
                                                                                      Securities
                                     Fiscal Year           Annual Compensation        Underlying          All Other
                                        Ended            -----------------------       Options/          Compensation
Name and Principal Position         September 30,        Salary($)      Bonus($)        SARs(#)               ($)
-----------------------------       -------------        ---------      --------      ----------         ------------
Joseph L. Castle II..............       1996             $356,250                                          $7,125(1)
    Chairman of the Board,              1995              415,625      $  59,375                            4,015(1)
    Chief Executive Officer and         1994              416,667        285,000                            6,000(2)
    Director of the Company
Richard E. Staedtler (3).........       1996              192,500         25,000                            3,000(1)
    Chief Financial Officer             1995              157,084                       50,000
    Chief Accounting Officer            1994
Ryk J. Holden (3)................       1996              157,534          5,000
    President of Marketing              1995              103,135                       25,000
                                        1994

---------------------
(1)   Represents Company matching contributions under the Company's 401(k) Plan.

(2)   Directors' fees.

(3) Mr. Staedtler was the Chief Financial Officer of the Company until June 30, 1993. He rejoined the Company in that same capacity in November 1994. Mr. Holden joined Marketing in January 1995 and resigned in January 1997.

Option Grants in Last Fiscal Year (Year Ended September 30, 1996)

      No options were granted to Named Executives during the fiscal year ended September 30, 1996.

Option/SAR Exercises And Option/SAR Values

      The following table shows the total number of unexercised options and SARs held at September 30, 1996 by such Named Executives. The table also shows the values for unexercised "in-the-money" options which represent the positive spread between the exercise price of such stock options and the fair market value of the shares of Common Stock as of September 30, 1996 which was $8.625 per share. No SAR's were outstanding at September 30, 1996. No options were exercised by the Named Executives during the year ended September 30, 1996.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                          Number of
                                                                          Securities                 Value of
                                                                          Underlying               Unexercised
                                                                         Unexercised               in-the-Money
                                                                         Options/SARs              Options/SARs
                                                                      at Fiscal Year-End        at Fiscal Year-End
                                                                     (September 30, 1996)      (September 30, 1996)
                                 Shares               Value                  (#)                        ($)
                               Acquired on          Realized             Exercisable/              Exercisable/
           Name               Exercise (#)             ($)              Unexercisable             Unexercisable
           ----              --------------           -----            ---------------           ------------------
Joseph L. Castle II                0                   --              100,000/-                     $177,188/-

Richard E. Staedtler               0                   --              25,000/25,000                        -/-

Ryk J. Holden                      0                   --              12,500/12,500                        -/-

Employment Agreements

      Under the terms of his expired employment agreement, Mr. Joseph L. Castle II, Chairman and Chief Executive Officer, is entitled to a retirement benefit. At September 30, 1996, the book value of such retirement benefit is $848,000.

      Effective January 30, 1995, the Company entered into an employment agreement with Mr. Holden pursuant to which Mr. Holden agreed to serve as an executive officer of the Company or its subsidiaries with respect to its natural gas supply and marketing functions. This agreement provides Mr. Holden with annual compensation at the rate of $155,000 per year plus cost of living increases and Mr. Holden is eligible for discretionary bonuses, if any, to be determined by the Company's Board of Directors. In January 1997, Mr. Holden resigned. Pursuant to a letter agreement governing his severance, Mr. Holden received $165,000 and free use of a company office for a period of six months. In return Mr. Holden agreed to provide up to 100 hours of transitional assistance to the Company.

Severance Agreements

      The Company entered into severance agreements with all three of its Named Executives in June 1996 during the period when the Company sought to sell its assets to outside parties. Pursuant to the terms of such severance agreements, each officer was entitled to severance compensation in the event the Company sold substantially all of its assets and the purchaser did not retain the Named Executive Officer. In the case of Messrs. Castle and Staedtler, who do not have employment agreements with the Company, severance compensation under such circumstances is equal to one-month's salary for each full year of service with the Company or its subsidiaries. Mr. Castle's severance agreement also includes a provision requiring the Company to pay Mr. Castle's retirement benefit in a lump sum if the Company's assets are sold and he is terminated. Mr. Staedtler's severance agreement contains a provision that the Company pay to Terrapin the remaining amounts due to it under its management contract with Production, discounted at ten percent (10%), in the event substantially all of the Company's assets are sold. (See "Certain Relationships and Related Transactions - Transactions with Management and Others.")

1992 Executive Equity Incentive Plan ("Incentive Plan")

      The Company established the 1992 Executive Equity Incentive Plan (the "Incentive Plan") to increase the ownership of Common Stock of the Company by those key employees (including officers and Directors who are employees) and Directors who are not employees of the Company or its subsidiaries ("Outside

Directors") who contribute to the continued growth, development and financial success of the Company and its subsidiaries, and to attract and retain key employees and Directors and reward them for the Company's profitable performance.

      The Incentive Plan provides that an aggregate of 562,500 shares of Common Stock will be available for awards in the form of stock options, including incentive stock options and nonqualified stock options, generally at prices at or in excess of market price on the date of grant. As of March 3, 1997, options to purchase 177,500 shares of Common Stock under the Incentive Plan were outstanding of which 109,250 were exercisable.

      Unexercised options terminate one year after a grantee's termination of employment by death or permanent disability, and 90 days after normal retirement. If a grantee's employment is terminated for any reason other than by death, retirement or permanent disability, any options of such grantee exercisable as of the date of such termination must be exercised within three months.

      The Incentive Plan is administered by the Compensation Committee. During the fiscal year ended September 30, 1996, the Compensation Committee awarded 20,000 options. Theses consisted of options to purchase 5,000 shares of common stock at $8.44 per share, to an executive officer of a subsidiary of the Company and options to purchase 15,000 shares of common stock at $11.25 per share issued to Outside Directors of the Company. No options were issued to the Chief Executive Officer or the Named Executive officers during the fiscal year ended September 30, 1996.

      On November 17, 1994, the Board of Directors of the Company approved an amendment pursuant to which each Outside Director will automatically be granted an option to purchase 5,000 shares of common stock each calendar year. The Amendment was approved by the stockholders at the Company's Annual Meeting of Shareholders on June 5, 1995 and was the basis for the awards of an aggregate of 15,000 options to the Outside Directors in fiscal 1996. On December 19, 1996, the Board of Directors approved an amendment pursuant to which such annual grants are made on the first business day of each calendar year.

Pension Plans

      The Company has no pension plans.

401(k) Plan

      On October 1, 1995, the Company adopted a 401(k) Plan for its employees and those of its natural gas marketing and exploration and production subsidiaries. All employees, including the Named Executives, are eligible to participate.

      Employees participating in the Company's 401(k) Plan could authorize the Company to contribute up to 15% of their gross compensation to the Plan. The Company matches such voluntary employee contributions up to 3% of employee gross compensation. Employee's contributions to the Plan cannot exceed thresholds set by the Secretary of the Treasury. During the fiscal year ended September 30, 1996, the Company and its subsidiaries made matching contributions in the following amounts: Mr. Castle - $7,125 and Mr. Staedtler - $3,000.

Section 16 Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and owners of more than 10% of any class of the Company's securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the Commission. The Commission's rules also require such persons to furnish the Company with a copy of all Section 16(a) reports that they file.

      Based solely on a review of the copies of the reports which the Company received and written representations from certain persons, the Company believes that all such reporting persons complied with such requirements:

Compensation Committee Interlocks and Insider Participation

      Since January 1996, the Compensation Committee consisted of Sidney F. Wentz, Chairman, Martin R. Hoffmann and William S. Sudhaus. Until January 1996, when he resigned, Mr. Sudhaus was also an executive officer of the Company and several of its subsidiaries.

Board Compensation Committee Report on Executive Compensation

      Overall Policy. This report is provided by the Compensation Committee to assist stockholders in understanding the Compensation Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers. Sheldon M. Bonovitz and John Sullivan had served as members of the Compensation Committee until their resignations as directors on October 5, 1995 and January 5, 1996, respectively. As of September 30, 1996, the Compensation Committee consisted of three directors: Mr. Sidney Wentz (Chairman), Mr. Martin Hoffmann and Mr. William Sudhaus. Mr. Sudhaus was previously an executive officer of the Company and several of its subsidiaries but resigned from such capacities in January 1996. The Compensation Committee's role is to assure that the compensation strategy of the Company is aligned with the interests of the stockholders and that the Company's compensation structure will allow for fair and reasonable base salary levels and the opportunity for senior executives to earn short-term and long-term compensation that reflects both Company and individual performance as well as industry practice. The Company has, from time to time, utilized the expertise of independent compensation consultants in discharging its responsibilities.

      The Company's executive compensation programs are designed to retain and reward executives who are successful in helping the Company achieve its business objectives. The key components of the executive compensation program are base salary, annual incentive awards and equity participation. These components are administered with the goal of providing total compensation that is competitive with the median compensation levels in the external marketplace. Median competitive levels are determined using published survey information and analyzing similar companies' public data. Similar companies are identified on the basis of industry, size and growth stage as a comparable peer group. These companies may differ from year to year and are not necessarily the same peer group used for purposes of the performance graphs. The program also recognized meaningful differences in individual performance. Each year the Compensation Committee reviews the elements of executive compensation to insure that the total compensation program, and each of its elements, meet the overall objectives discussed above.

      Base Salary. Executive officers' salaries (and salary increases, which are reviewed annually) are determined on a subjective basis with consideration given to the level of job responsibility, the competitiveness of the executives' salaries to the external marketplace and the degree to which the executive's individual objectives have been achieved. Individual objectives vary by business unit and strategic business goals. These factors are not considered on any formula basis.

      Annual Bonus Program. Bonus payments are subjectively determined and are designed to reward and encourage individual excellence. In determining whether to award a discretionary bonus, the Compensation Committee considers the individual's special achievements, such as his contribution to actions taken during the past year that contribute to the strategic growth and competitiveness of the Company. Bonus payments tend to reflect results of the most recent fiscal year and thus emphasize achievement of short-term business plans.

      Equity Participation. The Compensation Committee believes that it is in the Company's best interests to grant stock options to executive officers in order to align the interests of those executive officers with the stockholders and to maximize long-term stockholder value. The purpose of the Company's 1992 Executive Equity Incentive Plan (the "Incentive Plan"), approved by the stockholders of the Company in May 1993, is to increase the ownership of Common Stock of the Company by those key employees who contribute to the continued growth, development and financial success of the Company and its subsidiaries and to attract and retain key employees and reward them for the Company's profitable performance. The Incentive Plan is administered by the Compensation Committee.

      Targeted award ranges are determined by taking into account competitive marketplace practice. Actual individual awards are subjectively determined based on those competitive practices and on such factors as the recipient's position, annual salary and individual and Company performance as well as historical equity grants and ownership positions. The Compensation Committee believes that equity participation helps create a long-term partnership between management/owners and other stockholders. The policy of granting stock options on a regular basis and encouraging stock ownership has played a strong part in retaining an excellent team of executives and managers.

      Compensation of the Chief Executive Officer. The Compensation Committee considers the same factors described above in determining the salary of Mr. Castle, the Chairman and Chief Executive Officer of the Company. Mr. Castle's salary earned in fiscal 1996 was $356,250, a decrease of $59,375 from fiscal 1995. This reduction was part of a broad-based reduction in officer salaries that occurred after, and indirectly because of, the termination of the attempts to raise financing for the sale of the Company's two refineries to CORE.

      Mr. Castle was not awarded any stock options or bonus in fiscal 1996. Stock option information with respect to executive officers, including Mr. Castle, is reflected in the tables included in this proxy statement.

      Tax Deductibility of Executive Compensation. The Omnibus Budget Reconciliation Act (OBRA) of 1993 added Section 162(m) to the Internal Revenue Code. This section eliminates a company's tax deduction for any compensation over one million dollars paid to any one of the five executives who appear in the Summary Compensation table included in this proxy statement, subject to several statutory exceptions. The Company desires to preserve the tax deductibility of all compensation paid to its executive officers and other members of management. The Company and its subsidiaries did not pay any of the three Named Executives over one million dollars in fiscal 1996.

Compensation Committee:

Martin R. Hoffmann
William S. Sudhaus
Sidney F. Wentz (Chairman)

Performance Graph

      The following performance graph is based upon a peer group of natural gas marketing and transmission companies whose operations are comparable to the Company's continuing operations.

      The Company is currently engaged in two segments of the petroleum industry, natural gas marketing and transmission and exploration and production. The dominant segment is natural gas marketing and transmission which accounted for approximately 87% of consolidated revenues for the fiscal year ended September 30, 1996.

Performance Graph

               Comparison of Five Year-Cumulative Total Returns(1)
                   Among the Company, the NASDAQ Stock Market
                 (U.S. Companies Only) and the Company's Natural
                  Gas Marketing and Transmission Peer Group(2)

 Date           Company Index           Market Index             Peer Index
 ----           -------------           ------------             ----------
09/30/91          100.000                 100.000                 100.000
10/31/91           73.529                 103.306                 104.266
11/29/91           64.706                  99.838                 100.025
12/31/91           57.353                 112.035                  95.626
01/31/92           63.235                 118.585                  84.476
02/28/92           67.647                 121.272                  85.524
03/31/92           47.059                 115.549                  86.614
04/30/92           47.059                 110.593                  85.813
05/29/92           64.706                 112.030                  96.655
06/30/92           70.588                 107.650                  90.130
07/31/92           67.647                 111.463                 107.075
08/31/92           57.353                 108.056                 111.066
09/30/92           70.588                 112.073                 112.927
10/30/92           64.706                 116.487                 107.620
11/30/92           61.765                 125.755                 100.418
12/31/92           97.059                 130.384                  99.026
01/29/93          126.471                 134.096                 101.805
02/26/93          129.412                 129.093                 116.132
03/31/93          167.647                 132.829                 127.037
04/30/93          138.235                 127.160                 121.771
05/28/93          176.471                 134.756                 130.917
06/30/93          170.588                 135.379                 143.471
07/30/93          158.823                 135.539                 142.656
08/31/93          217.647                 142.545                 155.198
09/30/93          182.353                 146.790                 150.363
10/29/93          270.588                 150.089                 139.037
11/30/93          208.823                 145.613                 124.558
12/31/93          150.000                 149.672                 133.556
01/31/94          120.588                 154.216                 140.771
02/28/94          100.000                 152.774                 127.322
03/31/94          122.059                 143.377                 118.594
04/29/94          129.412                 141.517                 118.307
05/31/94          147.059                 141.862                 115.833
06/30/94          170.588                 136.675                 114.725
07/29/94          148.529                 139.477                 113.793
08/31/94          208.823                 148.369                 121.275
09/30/94          188.235                 147.990                 120.040
10/31/94          176.471                 150.898                 118.789
11/30/94          150.000                 145.893                 110.308
12/30/94          135.294                 146.303                 108.343
01/31/95          138.235                 147.123                 108.950
02/28/95          117.647                 154.904                 114.521
03/31/95           95.588                 159.493                 114.332
04/28/95          100.000                 164.515                 118.963
05/31/95          103.676                 168.757                 122.046
06/30/95          122.059                 182.433                 121.669
07/31/95          113.235                 195.842                 122.082
08/31/95          102.941                 199.811                 124.617
09/29/95          111.765                 204.406                 130.786
10/31/95           83.824                 203.235                 123.010
11/30/95           95.588                 208.007                 133.091
12/29/95          104.963                 206.904                 135.714
01/31/96           91.176                 207.925                 137.326
02/29/96           92.647                 215.849                 138.930
03/29/96          108.824                 216.567                 149.107
04/30/96          141.176                 234.530                 159.512
05/31/96          126.471                 245.307                 162.045
06/28/96          120.588                 234.211                 163.880
07/31/96          120.588                 213.306                 160.801
08/30/96          109.559                 225.298                 172.528
09/30/96          101.471                 242.421                 179.278
-------------
(1) Assumes $100 invested on September 30, 1991 in the Company's Common Stock, the Nasdaq Stock Market (Market Index for U.S. Companies only) and the Peer Group (as hereinafter defined).

(2) The Peer Group selected by the Company is comprised of the following companies, all of which are involved in natural gas marketing and transmission: Mitchell Energy & Development Corp., Noram Energy Corp., Texas Gas Corp. Development., Western Gas Resources Inc., NGC Corp., Panhandle Eastern Corp. and Texas Power Corp.

                     BOARD OF DIRECTORS AND BOARD COMMITTEES

Fiscal 1996 Board Meetings

      The Board of Directors of the Company held seven meetings during the fiscal year ended September 30, 1996. During such fiscal year, each of the incumbent Directors attended not less than 75% of the total number of meetings of the Board of Directors and of the Committees of the Board of Directors on which such Director served.

Board Committees

      The Audit Committee consisted of Mr. Hoffmann (Chairman), Mr. Wentz and Mr. Sudhaus. The functions of the Audit Committee are to: (a) recommend the appointment of the Company's independent public accountants; (b) review the financial reports of the Company; (c) monitor the effectiveness of the independent audit; (d) assure that the scope and implementation of the independent audit is not restricted or the independence of the independent accountants compromised; (e) review the independent accountants' reports to management on internal controls and recommend such actions as may be appropriate; and (f) review and approve the engagement by management of all non-audit and special services involving in the aggregate, fees to the Company's independent accountants in excess of $15,000 per year. The Audit Committee held one meeting during the fiscal year ended September 30, 1996.

      The Company has not established a nominating committee.

      The Compensation Committee consisted of Mr. Wentz (Chairman), Mr. Hoffmann and Mr. Sudhaus. All three are outside directors. The Compensation Committee establishes overall compensation programs and policies for the Company. The Compensation Committee monitors the selection and performance, as well as reviews and approves the compensation, of key executives, and administers the Incentive Plan. The Compensation Committee held three meetings during the fiscal year ended September 30, 1996.

Compensation of Directors

      All of the Outside Directors are paid director's fees of $25,000 per year. In addition, all Directors received fees for attending meetings of the Board of Directors. The fee per meeting is $1,500. Committee members also received a $500 fee for attending each committee meeting.

      In addition, each Outside Director is granted an option to purchase 5,000 shares of Common Stock each calendar year. The option is granted on the first business day of each year. The exercise price for such options is the closing price of the Company's stock on the date of grant. Previously, the option grant date was the earlier to occur of a) the first trading day coinciding with or immediately following the fifteenth day after the Company's regular Annual Meeting of Stockholders or (b) the first trading day in May. The Company issued to each of Messrs. Hoffmann, Wentz and Sudhaus options to purchase 5,000 shares of Common Stock at $11.25 per share in fiscal 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Legal Fees

         Mr. Craig Culbertson, a former officer of the Company and several of its subsidiaries, is also a partner in a law firm. The law firm served as general counsel to the Company until May 1995 and has remained as special counsel thereafter. Subsequent to September 30, 1995, Mr. Culbertson resigned from all positions he held in the Company and its subsidiaries. During the year ended September 30, 1996, the Company and its subsidiaries incurred legal fees to the law firm.

Management Fees

         On March 31, 1993, the Company entered into an agreement to sell to Terrapin its oil and gas partnership management businesses for $1,100,000 ($800,000 note bearing interest at 8% per annum and $300,000 cash) which approximated the book value of its partnership interests. The closing of the stock purchase transaction occurred on June 30, 1993. Terrapin is wholly-owned by Richard Staedtler. Mr. Staedtler was an executive officer of the Company from September 1983 until June 1993. The $800,000 note was repaid in December 1994. In November 1994, he rejoined the Company as its Chief Financial Officer.

         In conjunction with the sale of its partnership management business, the Company and one of its subsidiaries entered into two management agreements with Terrapin to manage its exploration and production operations. In May 1996, the second management agreement was expanded to include corporate accounting functions. Management fees incurred to Terrapin for the year ended September 30, 1996 aggregated $613,000.

EXERCISE/DISCHARGE OF SARs

      In November 1992, the Company granted William Sudhaus, an executive officer, 112,500 SARs in exchange for his partnership interests in IRLP. The exercise price was $6.00. In June 1993, the Company granted Mr. Sudhaus an additional 150,000 SARs in exchange for the remaining partnership interests in IRLP owned by Mr. Sudhaus. The exercise price was $12.50. In November 1994, Mr. Sudhaus received $1,026,035 upon exercising the first 112,500 SARs. In January 1996, Mr. Sudhaus exchanged the remaining 150,000 SARs for $500,000. Mr. Sudhaus is currently a Director of the Company and is a former executive officer of the Company and several of its subsidiaries.

                           PROPOSAL TO ELECT DIRECTOR

         At the Annual Meeting, each Stockholder will be asked to elect one Director, constituting one class of directors, to serve for the term indicated and until such Director's successor is elected and qualified. In the unanticipated event that the nominee for Director becomes unavailable it is intended that the proxies will be voted for such substitute nominee as may be designated by the Board of Directors.

         The Company's Bylaws, as amended, provide that the number of Directors of the Company shall be not less than four, nor more than nine, as shall be determined by the Board of Directors. Both the Bylaws and the Company's Certificate of Incorporation also provide that the Directors shall be divided into three classes, each class to consist, as nearly as possible, of one third of the number of Directors to constitute the entire Board. At each annual meeting of Stockholders of the Company, successors to the class of Directors whose term expires at such meeting shall then be elected for a three-year term. The Bylaws further provide that if the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.

         The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "For" the nominee set forth below. The Board of Directors recommends voting "FOR" the nominee to serve in the class indicated.

         Information concerning the nominee for the class of Directors to be elected, as well as those continuing Directors not standing for election at the Annual Meeting, is set forth below:

         The following individual is nominated to serve as Director in the class whose term will expire at the Annual Meeting in the year 2000.

         John P. Keller is the nominee for director whose term will expire at the 2000 Annual Meeting. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994 Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Old Kent Financial Corporation.

         The following individuals are Directors whose term will expire at the 1998 Annual Meeting:

         Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993 when he reassumed his position as Chairman of the Board. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Comcast Corporation and Mark Centers Trust, a real estate investment trust and Chairman of the Board of Charming Shoppes, Inc.

         Sidney F. Wentz has been Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy, since June 1989. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Ace Limited, a Bermuda-based insurance company, and a trustee for Morristown Memorial Hospital and Drew University.

         The following individual is a Director whose term will expire at the 1999 Annual Meeting.

         Martin R. Hoffmann is of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He has been a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology since 1993 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Prior to assuming this position, Mr. Hoffmann practiced law as Managing Partner of the Washington, D.C.

office of Gardner, Carton and Douglas from 1977 to 1989. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is a Director of Sea Change Technology, Inc. of Maynard, Massachusetts and Mitretek Systems of McLean, Virginia.

                   PROPOSAL TO APPOINT INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected the accounting firm of KPMG Peat Marwick LLP to be the Company's independent accountants to audit the books and records of the Company and its subsidiaries for the fiscal year ending September 30, 1997. The firm has no material relationship with the Company and is considered well qualified. Should the Stockholders of the Company not ratify the selection of KPMG Peat Marwick LLP, the selection of another firm of independent certified public accountants will be undertaken by the Board of Directors.

         The Company's independent accountants for the fiscal year ended September 30, 1996 were the firm of Price Waterhouse LLP ("Price Waterhouse"). Price Waterhouse resigned as the Company's independent accountants on February 11, 1997. The reports of Price Waterhouse on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through February 11, 1997, there have been no disagreements with Price Waterhouse on any matter of accounting practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse would have caused them to make reference thereto in their reports on the financial statements for such years. Price Waterhouse has furnished the Company with a letter stating that it agrees with the above statements in this paragraph.

         Representatives of Price Waterhouse are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

         The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "FOR" the selection of KPMG Peat Marwick LLP as the Company's independent accountants. The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. Should any other matter be properly raised at the Annual Meeting, however, it is the intention of each of the persons named in the Proxy to vote in accordance with his judgment as to each such matter raised.

                                  VOTE REQUIRED

         The nominee within the class of Directors for election to the Board of Directors of the Annual Meeting who receives the greatest number of votes for Director, a quorum being present, shall become the Director for such class. Abstentions and broker non-votes will not be tabulated as negative votes with respect to any matter presented at the Annual Meeting, but will be included in computing the number of shares of Common Stock present for purposes of determining the presence of a quorum for the Annual Meeting.

                              STOCKHOLDER PROPOSALS

         Any proposals of Stockholders which are intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company by November 15, 1997 for consideration for inclusion in the Proxy Statement.

                            EXPENSES OF SOLICITATION

         The cost of solicitation of Proxies will be borne by the Company. Solicitation will be made initially by mail. The Directors and officers and other employees of the Company may, without compensation other than their usual compensation, solicit Proxies by mail, telephone, telegraph or personal interview. The Company will also reimburse brokerage firms, banks, voting trustees, nominees and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Common Stock.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ JOSEPH L. CASTLE II
                                      ------------------------------------
                                      JOSEPH L. CASTLE II
                                      Chairman and Chief Executive Officer

Radnor, Pennsylvania
March 12, 1997

                            CASTLE ENERGY CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS - APRIL 23, 1997
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned Stockholder of Castle Energy Corporation, a Delaware corporation (the "Company"), hereby appoints Joseph L. Castle II and Richard E. Staedtler, and each of them, attorneys and proxies, with full power of substitution , to vote at the Annual Meeting of the Stockholders of Castle Energy Corporation to be held on Wednesday, April 23, 1997 at 9:30 a.m., Eastern Daylight Time, at Doubletree Guest Suites, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania, and at any adjournment or postponement thereof, in the name of the undersigned and with the same force and effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

1. ELECTION OF DIRECTOR TO SERVE UNTIL THE 2000 MEETING FOR the nominee listed below
      --------------------------
      WITHHOLD AUTHORITY to vote for the nominee listed below
      --------------------------

                                 John P. Keller

2. PROPOSAL TO APPOINT KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

                 [ ] For          [ ] Against         [ ] Abstain

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONSTITUTE DIRECTION TO VOTE "FOR" THE ABOVE NOMINEE AND PROPOSAL.

                             Dated ____________________________________, 1997


                             ________________________________________________
                             Signature

                             ________________________________________________
                             Name Spelled Out

                             ________________________________________________
                             Signature, if held jointly

                             ________________________________________________
                             Name Spelled Out

                             Please sign exactly as your name(s) appear hereon. When signing as attorney, administrator, trustee, guardian or any other representative, please so indicate.